Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D with respect to the Common Units of NGL Energy Partners LP, and further agree to the filing of this Joint Filing Agreement as an Exhibit to such joint filings.  In addition, each party to this Joint Filing Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.  In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of October 13, 2011.

/s/ Vincent J. Osterman
Vincent J. Osterman

/s/ Vincent J. Osterman
Vincent J. Osterman, as Attorney-in-Fact for Ernest Osterman

AO ENERGY, INC.

By:	/s/ Vincent J. Osterman
Name:	Vincent J. Osterman
Title:	President

E. OSTERMAN GAS SERVICE, INC.

By:	/s/ Vincent J. Osterman
Name:	Vincent J. Osterman
Title:	President

E. OSTERMAN, INC.

By:	/s/ Vincent J. Osterman
Name:	Vincent J. Osterman
Title:	President

[Schedule 13D Joint Filing Agreement]

E. OSTERMAN PROPANE, INC.

By:	/s/ Vincent J. Osterman
Name:	Vincent J. Osterman
Title:	President

MILFORD PROPANE, INC.

By:	/s/ Vincent J. Osterman
Name:	Vincent J. Osterman
Title:	President

OSTERMAN PROPANE, INC.

By:	/s/ Vincent J. Osterman
Name:	Vincent J. Osterman
Title:	President

PROPANE GAS, INC.

By:	/s/ Vincent J. Osterman
Name:	Vincent J. Osterman
Title:	President

SAVEWAY PROPANE GAS SERVICE, INC.

By:	/s/ Vincent J. Osterman
Name:	Vincent J. Osterman
Title:	President

[Schedule 13D Joint Filing Agreement]